Exhibit 99.1
FOR IMMEDIATE RELEASE
INTERPUBLIC ANNOUNCES 2004 AND 2005 RESULTS;
RESTATEMENT OF 2000-2004 RESULTS COMPLETE
New York, NY (September 30, 2005) – The Interpublic Group (NYSE: IPG) today released results for 2004 and the first two quarters of 2005. The company also provided detail on its restatement of results for periods from 2000 and prior through the nine months ended 2004. Interpublic has completed a comprehensive six-month internal management review of its previously disclosed material control weaknesses. These were the result of the company’s extensive global presence, a highly decentralized structure and poor integration of past acquisitions. By filing today, the company became current with its federal financial filing requirements and the requirements of its bond indentures. Separately, the company indicated that it has successfully amended the terms of its $450 million, three-year credit facility with its bank syndicate.
Key results contained in the filings include:
•	First half 2005 net loss was $139.4 million, or ($0.33) per share, compared to a net loss of $182.0, or ($0.44) per share for the same period last year. All references to first half 2004 results are as restated. 2005 results include:
•	Revenue of $2.95 billion, an increase of 1.5% as reported and 1.3% organically compared to the same period a year ago.

•	Increased expenses due primarily to the hiring of finance employees and higher professional fees.

•	A resulting operating loss of $39.6 million, as compared to a loss of $100.8 million during the first six months of 2004, which included one-time charges that are detailed below.
•	Financial restatement of results for 2000 and prior through the nine months ended 2004 reduced retained earnings at September 30, 2004 by $514 million plus a $36 million equity adjustment through comprehensive income for a reduction in shareholders’ equity at September 30, 2004 of approximately $550 million.
•	This amount reflects adjustments dating back five plus years.

•	Approximately 50% of the reduction in shareholders’ equity relates to periods prior to 2002.

•	An estimated $250 million will result in cash payments over the next 24 months.
Interpublic Group  1114 Avenue of the Americas  New York, NY 10036  212-704-1200 tel  212-704-1201 fax

•	Full year 2004 net loss of $558.2 million, or ($1.34) per share, compared to a net loss of $539.1, or ($1.40) per share for 2003. All references to 2003 results are as restated. 2004 results include:
•	Revenue of $6.39 billion, an increase of 3.7% as reported and 1.2% organically compared to 2003.

•	Operating loss of $94.3 million, as compared to a loss of $31.5 million in 2003.
“I’ve been clear for some time that addressing control issues is our top priority. The results of the financial review and restatement process demonstrate our commitment to the integrity of our financial statements and to a new level of transparency, in terms of both our disclosure and the way in which we do business,” said Michael I. Roth, Interpublic Chairman and CEO. “I am pleased that our organic revenue trend stabilized in 2004 and continues to be positive in 2005. This is a testament to the great work and the value that our agencies and our people continue to deliver to clients. However, we are clearly not yet where we need to be on revenue or on the expense side. We have identified a number of areas that could drive significant improvement and we will pursue them vigorously. The investments we are making in bringing top talent and new management teams to many of our companies should also begin to yield continued and improved top line performance.”
First Half 2005 Operating Results
Revenue
Revenue increased 1.5% in the first six months of 2005 to $2.95 billion, compared with the year-ago period. This reflects the benefit of foreign currency translation and organic revenue growth. Currency effect was 1.4%. Net divestitures had a negative impact of 1.2% on revenue. Organic revenue was 1.3% over the first half of 2004.
In the United States, reported revenue increased 0.4% and organic revenue growth was 1.0% over the same period in 2004. Non-U.S. reported revenue increased 3.0% in the first half of 2005 compared to 2004. Currency effect was 3.2%, net divestitures had a negative impact of 2.0% and the resulting organic revenue change was 1.8%.

Interpublic Group  1114 Avenue of the Americas  New York, NY 10036  212-704-1200 tel  212-704-1201 fax

Operating Expenses
During the first half of 2005, salary and related expenses were $1.93 billion, an increase of 8.1%, or 6.7% in constant currency, compared to the same period in 2004. The increase reflects hiring of global finance personnel and increased headcount at certain units.
Compared to the same period in 2004, first half 2005 office and general expenses increased 0.2% to $1.07 billion. Adjusted for currency, office and general expenses decreased 1.2%. This decrease reflects an increase in professional fees, offset largely by lower occupancy costs and some benefits from the company’s initiative to consolidate purchasing of major services and supplies.
Non-Operating and Tax
Other income of $19.1 million in the first half of 2005 was largely attributable to the sale of minority interests in several small, non-core, non-U.S. operations in Europe.
In the first six months of 2005, provision for income taxes was $44.7 million as compared to $1.6 million in the same period of 2004. The company’s tax rate was adversely affected by losses incurred in non-U.S. jurisdictions with tax benefits at rates lower than U.S. statutory rates or no tax benefit to the company.
Balance Sheet
At June 30, 2005, cash and equivalents totaled $1.58 billion, up from $1.55 billion at the same point in 2004. At the end of the first half of 2005, Interpublic’s total debt was $2.3 billion, the same level as at June 30, 2004. The company’s debt maturity schedule provides it with significant financial flexibility, as no maturities are due until 2008.
Restatement Detail

Interpublic Group  1114 Avenue of the Americas  New York, NY 10036  212-704-1200 tel  212-704-1201 fax

As part of the financial review necessitated by material weaknesses in internal controls, begun in March 2005, the company determined in September 2005 that a restatement of results of prior periods was required. This review was overseen by the Audit Committee of the company’s Board of Directors.
The restatement will reduce retained earnings at September 30, 2004 by $514 million plus a $36 million adjustment through comprehensive income for a reduction in shareholder’s equity at September 30, 2004 of approximately $550 million. Approximately 50% of the reduction in shareholders’ equity relates to periods prior to 2002. An estimated $250 million will result in cash payments over the next 24 months.
As previously disclosed, the major restatement categories include revenue recognition, acquisition accounting, internal investigations and international compensation arrangements. Adjustments related to revenue recognition involved vendor credits for volume and cash discounts, principally for the purchase of media in international markets, as well as timing of revenue recognition and the decision to account for certain types of business on a gross versus net revenue basis. Acquisition accounting included improper accounting for pre-acquisition earnings, as well as consideration paid to previous owners of acquired companies as a component of purchase price (e.g. goodwill) when it should have been treated as compensation.
The effect on retained earnings at September 30, 2004 of the major restatement items was as follows:
Revenue Recognition
Adjustments related to the timing of revenue recognition reduced retained earnings by $256.6 million, as the company’s review of more than 20,000 contracts found that some has been inconsistently followed, while other were unclear or did not exist.
Adjustments related to vendor discounts or credits reduced retained earnings by $184.5 million. The company has indicated that, as part of the new management’s commitment to a higher level of scrutiny and transparency, it has sought to reconcile proper GAAP accounting with local practices, particularly in the media buying business in certain international markets.

Interpublic Group  1114 Avenue of the Americas  New York, NY 10036  212-704-1200 tel  212-704-1201 fax

Acquisition Accounting
Adjustments for future obligations (“earn-outs”) related to prior acquisitions reduced retained earnings by $70.4 million. Adjustments for improper pre-acquisition accounting, in which the company incorrectly recorded the revenue and expenses of acquired businesses prior to the closing date of the acquisition, reduced retained earnings by $34.8 million.
Internal Investigations
Adjustments related to internal investigations reduced retained earnings by $55.9 million. These investigations were launched as a result of instances that came to the attention of management due to the company’s anti-fraud program and the extended scope of financial review. As previously indicated, instances in which the company believes there was malfeasance do not involve current senior level employees at any of our operating units or within the corporate group. These cases took place primarily outside of the United States. Seven instances of employee misconduct account for approximately 80% of the adjustment in this category.
International Compensation Agreements
Adjustments related to international compensation agreements reduced retained earnings by $33.3 million. Although these practices for compensating employees are common in international markets, they do not meet the standard of transparency required by Interpublic.
Other Adjustments
Adjustments relating to goodwill and investment impairment charges increased retained earnings by $145.2 million. The largest of these was the reversal of a portion of a third quarter 2004 goodwill impairment charge. Adjustments related to all other restatement items, of which improper accounting for leases was the largest, reduced retained earnings by $23.7 million.
2004 Operating Results
Revenue
Compared with 2003, revenue increased 3.7% in 2004 to $6.4 billion. This reflects the benefit of foreign currency translation and organic revenue growth. Currency impacted revenue by 3.9%.

Interpublic Group  1114 Avenue of the Americas  New York, NY 10036  212-704-1200 tel  212-704-1201 fax

Net divestitures had a negative impact of 1.4% on revenue. Organic revenue growth was 1.2% over 2003.
For 2004, reported revenue in the United States increased 1.5%, net divestitures had a negative impact of 1.0% and organic revenue growth was 2.5% over 2003. Non-U.S. reported revenue increased 6.5% in 2004 compared to 2003. Currency effect was 8.8%, net divestitures had a negative impact of 1.9% and the resulting organic revenue change was negative 0.4%.
Operating Expenses
During 2004, salary and related expenses were $3.7 billion, an increase of 6.7%, or 2.9% in constant currency, compared to 2003. The increase reflects hiring of global finance personnel, increased headcount at certain units to support new business.
Compared to 2003, office and general expenses in 2004 increased 1.1% to $2.2 billion. Adjusted for currency, office and general expenses decreased 3.4%. This decrease was driven largely by the company’s 2003 restructuring program, offset partially by higher professional fees.
Restructuring and Other Charges
During 2004, the company incurred restructuring charges of $62.2 million, relating primarily to the completion of the 2003 restructuring program. Restructuring charges in 2003 were $172.9 million. Long-lived asset impairment charges in 2004 totaled $322.2 million, principally related to a goodwill impairment at the company’s The Partnership and CMG units as a result of the annual impairment test. Long-lived asset impairment charges in 2003 totaled $294.0 million. In 2004, the company also incurred a charge of $113.6 million related to its termination of its Motorspots contracts.
Non-Operating and Tax
Investment impairments of $63.4 million in 2004 related principally to an unconsolidated investment in a German advertising agency as a result of a decrease in projected operating results. Investment impairments in 2003 were $71.5 million.

Interpublic Group  1114 Avenue of the Americas  New York, NY 10036  212-704-1200 tel  212-704-1201 fax

For 2004, provision for income taxes was $262.2 million, as compared to $242.7 million in 2003. The company’s tax rate was adversely affected by losses incurred in non-U.S. jurisdictions with tax benefits at rates lower than U.S. statutory rates or no tax benefit to the company.
Balance Sheet
At December 31, 2004, cash, cash equivalents and marketable securities totaled $1.9 billion, as compared to $2.1 billion at the same point in 2003. At the end of 2004, Interpublic’s total debt was $2.3 billion, down from $2.5 billion at the same point in 2003.
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About Interpublic
Interpublic is one of the world’s leading organizations of advertising agencies and marketing-services companies. Major global brands include Draft, Foote Cone & Belding Worldwide, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, MAGNA Global, McCann Erickson, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.
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Contact Information

General Inquiries:	Media, Analysts, Investors:	Analysts, Investors:
Julie Tu	Philippe Krakowsky	Jerry Leshne
(212) 827-3776	(212) 704-1328	(212) 704-1439
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Interpublic Group  1114 Avenue of the Americas  New York, NY 10036  212-704-1200 tel  212-704-1201 fax

Cautionary Statement
This release contains forward-looking statements. Our representatives may also make forward-looking statements orally from time to time. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our current report on Form 8-K filed with the SEC on July 21, 2005 and our other SEC filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	risks arising from material weaknesses in our internal control over financial reporting, including material weaknesses in our control environment;

•	potential adverse effects to our financial condition, results of operations or prospects as a result of any restatement of prior period financial statements;

•	risks associated with our inability to satisfy covenants under our syndicated credit facilities;

•	our ability to satisfy certain reporting covenants under our indentures;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;

•	potential adverse developments in connection with the ongoing SEC investigation;

•	potential downgrades in the credit ratings of our securities;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.
Investors should carefully consider these factors and the additional risk factors outlined in more detail in our current report on Form 8-K filed with the SEC on July 21, 2005 and our other SEC filings.

Interpublic Group  1114 Avenue of the Americas  New York, NY 10036  212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
FOURTH QUARTER REPORT 2004 AND 2003 (UNAUDITED)
(Amounts in Millions except Per Share Data)

	Twelve Months Ended December 31,		Fav. (Unfav.)
		Restated
	2004	2003	% Variance
Revenue
United States	$3,509.2	$3,459.3	1.4
International	2,877.8	2,702.4	6.5

Total Revenue	6,387.0	6,161.7	3.6

Operating Expenses
Salaries and Related Expenses	3,733.5	3,500.6	(6.7)
Office and General Expenses	2,249.8	2,225.7	(1.1)
Restructuring Charges	62.2	172.9	64.0
Long-Lived Asset Impairment	322.2	294.0	(9.6)
Motorsports Contract Termination and Other Costs	113.6	—	—

Total Operating Expenses	6,481.3	6,193.2	(4.7)

Operating Income (loss)	(94.3)	(31.5)	(199.4)

Other Income (Expense)
Interest Expense	(172.0)	(207.0)
Debt Prepayment Penalty	(9.8)	(24.8)
Interest Income	50.7	39.3
Other Income	(10.7)	50.3
Investment Impairment	(63.4)	(71.5)
Litigation Charges	32.5	(127.6)

Total Other Income (Expense)	(172.7)	(341.3)

Loss before Income Taxes	(267.0)	(372.8)

Provision for Income Taxes	262.2	242.7
Income Applicable to Minority Interests (net of taxes)	(21.5)	(27.0)

Equity in Net Income of Unconsolidated Affiliates (net of tax)	5.8	2.4

Loss from Continuing Operations	(544.9)	(640.1)

Income from Discontinued Operations	6.5	101.0

Net Loss	(538.4)	(539.1)

Dividend on Preferred Stock	19.8	—

Net Loss Applicable to Common Stockholders	(558.2)	(539.1)

Per Share Data of Common Stock:
Basic EPS:
Continuing Operations	$(1.36)	$(1.66)
Discontinued Operations	.02	.26

Total	(1.34)	(1.40)

Diluted EPS:
Continuing Operations	$(1.36)	$(1.66)
Discontinued Operations	.02	.26

Total	(1.34)	(1.40)

Dividend per share	—	—

Weighted Average Common Shares:
Basic	415.3	385.5
Diluted	415.3	385.5
Interpublic Group  1114 Avenue of the Americas  New York, NY 10036  212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
SECOND QUARTER REPORT 2005 AND 2004 (UNAUDITED)
(Amounts in Millions except Per Share Data)

	Three Months Ended June 30,		Fav. (Unfav.)
		Restated
	2005	2004	% Variance
Revenue
United States	$927.3	$856.5	8.3
International	688.9	656.3	5.0

Total Revenue	1616.2	1,512.8	6.8

Operating (Income) Expenses
Salaries and Related Expenses	955.4	898.5	(6.3)
Office and General Expenses	537.9	552.8	2.7
Restructuring Charges (Reversals)	(1.9)	3.9	148.7
Long-Lived Asset Impairment	—	3.1	—
Motorsports Contract Termination and Other Costs	—	80.0	—

Total Operating Expenses	1,491.4	1,538.3	3.0

Operating Income (Loss)	124.8	(25.5)	589.4

Other Income (Expense)
Interest Expense	(42.7)	(42.0)
Interest Income	16.5	10.4
Other Income	(3.6)	—
Investment Impairment	4.6	2.2

Total Other Income (Expense)	(25.2)	(29.4)

Income before Income Taxes	99.6	(54.9)

Provision for Income Taxes	83.8	30.6
Income Applicable to Minority Interests (net of taxes)	(3.7)	(4.2)
Equity in Net Income of Unconsolidated Affiliates (net of tax)	2.3	1.3

Net Income (Loss) from Operations	14.4	(88.4)

Dividend on Preferred Stock	5.0	5.0
Allocation to Participating Securities	1.7	—

Net Loss Applicable to Common Stockholders	7.7	(93.4)

Per Share Data of Common Stock:
Basic EPS:	$0.02	$(0.23)
Diluted EPS:	$0.02	$(0.23)

Dividend per share	—	—

Weighted Average Common Shares:
Basic	424.8	414.6
Diluted	429.6	414.6
Interpublic Group  1114 Avenue of the Americas  New York, NY 10036  212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
SECOND QUARTER REPORT 2005 AND 2004 (UNAUDITED)
(Amounts in Millions except Per Share Data)

	Six Months Ended June 30,		Fav. (Unfav.)
		Restated
	2005	2004	% Variance
Revenue
United States	$1,667.0	$1,659.8	0.4
International	1,279.5	1,242.4	3.0

Total Revenue	2,946.5	2,902.2	1.5

Operating (Income) Expenses
Salaries and Related Expenses	1,929.2	1,785.2	(8.1)
Office and General Expenses	1,065.7	1,063.5	(0.2)
Restructuring Charges (reversals)	(8.8)	65.5	113.4
Long-Lived Asset Impairment	—	8.8	—
Motorsports Contract Termination and Other Costs	—	80.0	—

Total Operating Expenses	2,986.1	3,003.0	0.6

Operating Loss	(39.6)	(100.8)	60.7

Other Income (Expense)
Interest Expense	(89.9)	(85.9)
Interest Income	31.4	20.2
Other Income	19.1	3.5
Investment Impairment	(3.6)	(3.2)

Total Other Income (Expense)	(43.0)	(65.4)

Loss before provision for Income Taxes	(82.6)	(166.2)

Provision for Income Taxes	44.7	1.6
Income Applicable to Minority Interests, net of taxes	(4.9)	(6.8)
Equity in Net Income (Loss) of Unconsolidated Affiliates (net of tax)	2.8	2.4

Net Loss from Operations	(129.4)	(172.2)

Dividend on Preferred Stock	10.0	9.8

Net Loss Applicable to Common Stockholders	(139.4)	(182.0)

Per Share Data of Common Stock:
Basic EPS:	$(0.33)	$(0.44)
Diluted EPS:	$(0.33)	$(0.44)

Dividend per share	—	—

Weighted Average Common Shares:
Basic	424.3	413.9
Diluted	424.3	413.9
Interpublic Group  1114 Avenue of the Americas  New York, NY 10036  212-704-1200 tel  212-704-1201 fax